UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2007

WELLS TIMBERLAND REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-129651	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway

Norcross, Georgia 30092-3365

          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (770) 449-7800

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2007, Wells Timberland REIT, Inc. (the "Registrant") accepted the resignations of Leo F. Wells, III and Douglas P. Williams as directors of the Registrant. Messrs. Wells and Williams had no disagreements with the Registrant. Mr. Wells will continue to serve as President of the Registrant, and Mr. Williams will continue to serve as Executive Vice President, Secretary and Treasurer of the Registrant.

Also on June 22, 2007, the board of directors of the Registrant reduced the size of the board by one and elected Jess E. Jarratt to fill the remaining vacancy. It is not currently anticipated that Mr. Jarratt will serve on any board committees.

Since March 2007, Mr. Jarratt has served as Senior Vice President of Wells Capital, Inc., the Registrant's sponsor, and as President of Wells Timberland Management Organization, LLC ("Wells TIMO"), a wholly-owned subsidiary of Wells Capital, Inc. The Registrant has entered into an advisory agreement (the "Advisory Agreement") with Wells TIMO to serve as the Registrant's advisor with responsibility to oversee and manage the Registrant's day-to-day operations and to perform other duties. For more information regarding the Advisory Agreement, see Item 13 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WELLS TIMBERLAND REIT, INC.

Date: June 22, 2007
By: /s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President